Exhibit 31(b)

                        Section 906 Certification
                                  of
                           Mark E. Maddocks

     I certify that the Annual Report of Dataram Corporation fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in the periodic report fully presents, in all material respects, the financial condition and results of operations of Dataram Corporation.



July 26, 2004                      MARK E. MADDOCKS
                                   ______________________________

                                   Mark E. Maddocks
                                   Vice President, Finance and
                                   Chief Financial Officer